Exhibit 99.1

INCOME FUND

EIGHT B L.P.

ANNUAL

PORTFOLIO OVERVIEW

2008

LETTER FROM THE CEOs

Dear investor in ICON Income Fund Eight B L.P.:

We write to briefly summarize our activity in 2008.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-K.  Our Form 10-K, as well as our other annual, quarterly and current reports are available in the Investor Relation’s section of our website www.iconcapital.com.

As of December 31, 2008, Fund Eight B was in its liquidation period.  We continued to make monthly distributions at a rate of 2.75% per annum through September 2008.  Through the remainder of 2008, we made monthly distributions at a rate of 1.62% per annum as our portfolio continued to wind down.  During the remainder of the liquidation period, distributions that are generated from net rental income and proceeds from equipment sales generally fluctuate as remaining leases come to maturity and equipment coming off lease is sold.  Total distributions as of December 31, 2008 were $44,965,017, with an investor that invested $10,000 at inception receiving $6,828 in cash distributions.

We currently own two aircraft subject to leases with Cathay Pacific Airways Limited that are scheduled to come off lease during the third quarter of 2011.  While the airline industry’s move toward more fuel efficient aircraft will impact the value of the assets, we anticipate that the recent drop in fuel prices and combined delays in the production and delivery of new wide-body aircraft are positive mitigants, which may ultimately improve our ability to sell the aircraft for a favorable sale price.  We currently estimate future proceeds from these investments to be between $1.41 million and $4.45 million.

We also currently own various innovative telecommunications voice transport systems and high capacity conferencing servers, including equipment manufactured by Juniper Networks and Sonus Networks that is subject to a lease with Global Crossing.  This lease is set to expire in March 2011.

We invite you to read through our portfolio overview on the pages that follow and, as always, thank you for entrusting ICON with your investment assets.  We look forward to sharing future successes.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

ICON Income Fund Eight B L.P.

- Annual Portfolio Overview 2008 -

We are pleased to present ICON Income Fund Eight B L.P.’s (the “Fund”) annual Portfolio Overview for 2008.  References to “we”, “us” and “our” are references to the Fund, references to “ICON Capital” or the “General Partner” are references to the general partner of the Fund, ICON Capital Corp.

The Fund

We raised $75,000,000 commencing with our initial offering on May 19, 2000 through the closing of the offering on October 17, 2001.  During the reporting period, we continued to operate in our liquidation period.

Portfolio Overview

Our equipment portfolio consists of investments that we have made directly as well as those that we have made with our affiliates.  As of December 31, 2008, our equipment portfolio consisted primarily of the following investments:

•
Telecommunications equipment subject to a 48-month lease with Global Crossing Telecommunications, Inc.  We paid a purchase price of approximately $7,755,000 and the lease is scheduled to expire on March 31, 2011.

•
Two Airbus A340-313X aircraft (B-HXM and B-HXN) leased to Cathay Pacific Airways Limited (“Cathay”).  We own all of the interest in the entity that owns B-HXM and a 50% interest, with a subsidiary of our Manager, ICON Income Fund Nine, LLC, in the entity that owns B-HXN.  The combined purchase price of the interests in both aircraft was $112,008,425, comprised of $6,375,000 in cash and non-recourse debt in the amount of $105,633,425.  The original lease for the first aircraft (B-HXM) was due to expire on March 14, 2006, but was extended until October 1, 2011.  The original lease for the second aircraft (B-HXN) was due to expire on March 27, 2006, but was extended until July 1, 2011.  In connection with both lease extensions, the outstanding debt attributable to each aircraft was refinanced.  The new loans are scheduled to mature concurrently with the respective lease expiration dates for each aircraft.

10% Status Report

As of December 31, 2008, the two Cathay aircraft leases were the only assets that individually constituted at least 10% of the aggregate purchase price of our equipment portfolio. Both Cathay aircraft are scheduled to remain on lease during the next year.

As of December 31, 2008, the two Cathay aircraft leases had 33 and 30 monthly payments remaining.  Both Cathay aircraft were manufactured in 1996, and, to the best of our knowledge, each aircraft retains an airworthiness certificate and is maintained in accordance with the rules and regulations of the governing aviation authority as required under each lease.

Distribution Analysis

On June 17, 2007, we entered our liquidation period.  From the commencement of the offering through July 1, 2003, we made monthly distributions at a rate of 10.75% per year.  We then began making monthly distributions in the amount of 8% per year beginning with the July 1, 2003 distribution. Beginning with the August 1, 2007 distribution, we reduced the distribution rate to 2.75% per year. Cash available for distributions was generated substantially through cash from operations.  From the inception of the offering period, we have made 103 monthly distributions to our limited partners.  During the year ended December 31, 2008, we paid our limited partners $1,827,002.00 in cash distributions.  As of December 31, 2008, a $10,000 investment made at the initial closing would have received $6,828 in cumulative distributions, representing a return of approximately 68% of such initial investment.

Source of Distributions

	Cash from current period operations (1)	Cash accumulated from operations of prior periods	Cash from current period disposition of assets	Capital contributions used to establish the initial reserve	Total distributions

For the year ended
December 31, 2008	$1,694,402	$-	$-	$151,055	$1,845,457

(1)	Included in cash generated from operations are distributions received from joint ventures.

Transactions with Related Parties

Prior to May 1, 2006 and in accordance with the terms of our Amended and Restated Agreement of Limited Partnership, we paid our General Partner (i) management fees ranging from 1% to 7% based on the type of transaction and (ii) acquisition fees, through the reinvestment period, of 3% of the gross value of our acquisition transactions.  In addition, our General Partner was reimbursed for certain administrative expenses incurred in connection with our operations.

Our General Partner performs certain services relating to the management of our equipment leasing and financing activities.  Such services include the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaise with and general supervision of lessees to assure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our General Partner that are necessary to the Partnership’s operations.  These costs include our General Partner’s legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in our General Partner.

Although our General Partner continues to provide the services described above, effective May 1, 2006, our General Partner waived its rights to future management fees and administrative expense reimbursements.

Our General Partner also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our General Partner totaling $18,455, $43,519 and $59,944, for the years ended December 31, 2008, 2007 and 2006, respectively.  Our General Partner’s interest in our net (loss) income was $(64,536), $11,470 and $(6,144), for the years ended December 31, 2008, 2007 and 2006, respectively.

Your participation in the Fund is greatly appreciated and we look forward to sharing continued successes.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Consolidated Balance Sheets

Assets
	December 31,
	2008	2007
Current assets
Cash and cash equivalents	$167,128	$414,156
Current portion of net investment in finance leases	2,009,175	1,764,772
Other current assets	68,751	22,130

Total current assets	2,245,054	2,201,058

Non-current assets
Net investment in finance leases, less current portion	2,911,511	4,920,687
Leased equipment at cost (less accumulated depreciation
of $29,921,414 and $26,103,232, respectively)	45,495,306	53,201,855
Investments in joint ventures	1,267,392	3,413,505
Other non-current assets, net	1,286,384	1,376,116

Total non-current assets	50,960,593	62,912,163

Total Assets	$53,205,647	$65,113,221

Liabilities and Partners' Equity

Current liabilities
Current portion of non-recourse long-term debt	$4,029,270	$3,795,917
Revolving line of credit, recourse	1,185,000	1,255,000
Deferred revenue	450,000	286,364
Due to affiliates	143,070	143,070
Accrued expenses and other current liabilities	336,796	239,595

Total current liabilities	6,144,136	5,719,946

Non-current liabilities
Non-recourse long-term debt, net of current portion	38,317,033	42,346,303

Total Liabilities	44,461,169	48,066,249

Commitments and contingencies (Note 12)

Partners' Equity
General Partner	(561,615)	(478,624)
Limited Partners	9,306,093	17,525,596

Total Partners' Equity	8,744,478	17,046,972

Total Liabilities and Partners' Equity	$53,205,647	$65,113,221

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Operations

	Years Ended December 31,
	2008	2007	2006
Revenue:
Rental income	$6,376,364	$8,580,752	$16,174,323
Finance income	790,254	742,064	133,856
Loss from investments in joint ventures	(2,168,613)	(282,582)	(778,423)
Net gain on sales of equipment	-	493,196	476,020
Interest and other income	405	72,895	246,729

Total revenue	4,998,410	9,606,325	16,252,505

Expenses:
Management fees - General Partner	-	-	410,842
Administrative expense reimbursements - General Partner	-	-	161,980
Depreciation and amortization	3,860,671	4,557,064	7,577,104
Impairment loss	3,888,367	-	2,493,108
Interest	2,881,300	3,326,807	3,582,860
General and administrative	821,636	405,470	657,832
Maintenance expense	-	-	1,546,456

Total expenses	11,451,974	8,289,341	16,430,182

(Loss) income before minority interest	(6,453,564)	1,316,984	(177,677)

Minority interest	-	(170,005)	(436,749)

Net (loss) income	$(6,453,564)	$1,146,979	$(614,426)

Net (loss) income allocable to:
Limited Partners	$(6,389,028)	$1,135,509	$(608,282)
General Partner	(64,536)	11,470	(6,144)

	$(6,453,564)	$1,146,979	$(614,426)

Weighted average number of units of limited
partnership interests outstanding	740,411	740,985	741,752

Net (loss) income per weighted average
unit of limited partnership interests	$(8.63)	$1.53	$(0.82)

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Changes in Partners' Equity

	Units of Limited			Total
	Partnership	Limited	General	Partners'
	Interests	Partners'	Partner	Equity
Balance, January 1, 2006	742,830	$27,317,628	$(380,487)	$26,937,141

Units of limited partnership interests redeemed	(1,300)	(51,135)	-	(51,135)
Cash distributions to partners	-	(5,934,486)	(59,944)	(5,994,430)
Net loss	-	(608,282)	(6,144)	(614,426)

Balance, December 31, 2006	741,530	20,723,725	(446,575)	20,277,150

Units of limited partnership interests redeemed	(1,000)	(25,298)	-	(25,298)
Cash distributions to partners	-	(4,308,340)	(43,519)	(4,351,859)
Net income	-	1,135,509	11,470	1,146,979

Balance, December 31, 2007	740,530	17,525,596	(478,624)	17,046,972

Units of limited partnership interests redeemed	(150)	(3,473)	-	(3,473)
Cash distributions to partners	-	(1,827,002)	(18,455)	(1,845,457)
Net loss	-	(6,389,028)	(64,536)	(6,453,564)

Balance, December 31, 2008	740,380	$9,306,093	$(561,615)	$8,744,478

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2008	2007	2006
Cash flows from operating activities:
Net (loss) income	$(6,453,564)	$1,146,979	$(614,426)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Rental income paid directly to lenders by lessees	(6,540,000)	(8,129,490)	(13,614,988)
Finance income	(790,254)	(742,064)	(133,856)
Net gain on sales of equipment	-	(493,196)	(476,020)
Loss from investments in joint ventures	2,168,613	282,582	778,423
Depreciation and amortization	3,860,671	4,557,064	7,577,104
Impairment loss	3,888,367	-	2,493,108
Interest expense on non-recourse financing paid directly to lenders by lessees	2,739,131	3,021,752	3,470,390
Interest expense from amortization of debt financing costs	73,665	4,299	60,572
Minority interest	-	170,005	436,749
Changes in operating assets and liabilities:
Collection of finance leases	2,512,538	1,952,376	823,007
Accounts receivable	-	293,255	-
Due to General Partner and affiliates, net	-	143,070	92,836
Other assets	(30,552)	1,399,999	18,043
Deferred revenue	163,636	148,343	(359,282)
Accrued expenses and other current liabilities	102,151	(1,844,599)	1,612,826
Distributions to/from minority interest holders and joint ventures	-	(99,800)	-

Net cash provided by operating activities	1,694,402	1,810,575	2,164,486

Cash flows from investing activities:
Distributions received from joint ventures	-	639,000	-
Proceeds from sales of equipment	-	11,783,785	1,052,969
Purchase of leased equipment	-	(7,754,746)	-
Cash investment in joint ventures	(22,500)	(11,412)	(91,011)

Net cash (used in) provided by investing activities	(22,500)	4,656,627	961,958

Cash flows from financing activities:
Cash distributions to partners	(1,845,457)	(4,351,859)	(5,994,430)
Proceeds from revolving line of credit	-	3,630,000	3,125,000
Repayment of revolving line of credit	(70,000)	(5,500,000)	-
Distributions to minority interest holders in joint ventures	-	(568,490)	(291,943)
Units of limited partnership interests redeemed	(3,473)	(25,298)	(51,135)
			.
Net cash used in financing activities	(1,918,930)	(6,815,647)	(3,212,508)

Net decrease in cash and cash equivalents	(247,028)	(348,445)	(86,064)
Cash and cash equivalents, beginning of the year	414,156	762,601	848,665

Cash and cash equivalents, end of the year	$167,128	$414,156	$762,601

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2008	2007	2006
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$68,504	$380,594	$112,470

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid on non-recourse long-term debt directly to
lenders by lessees	$6,540,000	$9,421,608	$14,572,355
Escrow utilized to pay non-recourse long-term debt	$-	$-	$281,868
Transfer of leased equipment to direct finance lease	$-	$7,743,990	$403,565
Transfer of leased equipment to equipment held for sale	$-	$-	$239,043
Transfer of equipment from direct finance lease to equipment held for sale	$-	$-	$104,360
Payment of maintenance costs	$-	$1,546,000	$-

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Securities Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

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